                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

     Filed by the registrant / /
     Filed by a party other than the registrant / /
     Check the appropriate box:
     / / Preliminary proxy statement
     /X/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)
Payment of filing fee (Check the appropriate box):
     / / $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------
     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------
     (3) Filing party:

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     (4) Date filed:

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- ---------------
    1Set forth the amount on which the filing fee is calculated and state how it was determined.

[LOGO]              BWIP HOLDING, INC.


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 10, 1994


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of BWIP Holding, Inc. will be held at the Hyatt Regency Hotel, 200 South Pine Avenue, Long Beach, California, on Tuesday, May 10, 1994 at 1:30 p.m. (Pacific Daylight Saving Time), for the following purposes:


     1. To elect eight directors to serve for the ensuing year;

     2. To ratify the appointment of Price Waterhouse as independent auditors for fiscal year 1994;

     3. To consider and act upon a proposal to amend the Company's Second Restated Certificate of Incorporation to change the Company's corporate name to "BW/IP, Inc.";

     4. To consider and act upon a proposal to amend the Company's Second Restated Certificate of Incorporation to effect a recapitalization of the Company to provide for a single class of common stock;

     5. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The close of business on March 29, 1994, has been fixed by the Board of Directors as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting.

     You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you may ensure your representation by completing, signing, dating and promptly returning the enclosed proxy card. A return envelope, which requires no postage if mailed in the United States, has been provided for your use. If you attend the Annual Meeting and inform the Secretary of BWIP Holding, Inc. in writing that you wish to vote your shares in person, your proxy will not be used.

                                          By Order of the Board of Directors

                                          JOHN D. HANNESSON
                                          Secretary
Long Beach, California
April 11, 1994

                               BWIP HOLDING, INC.
                       200 OCEANGATE BOULEVARD, SUITE 900
                          LONG BEACH, CALIFORNIA 90802

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                             TUESDAY, MAY 10, 1994


     This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors of BWIP Holding, Inc. (the "Company") of proxies for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Hyatt Regency Hotel, 200 South Pine Avenue, Long Beach, California, on Tuesday, May 10, 1994 at 1:30 p.m., and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the accompanying proxy card are first being mailed on or about April 11, 1994 to all stockholders of the Company.


     Only holders of record of the Company's Class A Common Stock, par value $.01 per share (the "Common Stock"), at the close of business on March 29, 1994 will be entitled to vote at the Annual Meeting. As of that date, there were 24,275,000 shares of Common Stock outstanding. Each share of Common Stock entitles the holder to one vote. In accordance with Section 216(1) of the General Corporation Law of the State of Delaware (the "DGCL") and Section 1.04 of the Company's Bylaws, a majority of the outstanding shares of Common Stock, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Under applicable Delaware law, abstentions and broker non-votes will be treated as shares that are present and entitled to vote for the purpose of determining the presence of a quorum. There is no cumulative voting. There are no other voting securities of the Company outstanding. The 175,000 shares of Common Stock held in the Company's treasury will not be voted.

     If the accompanying proxy card is properly signed and returned to the Company prior to the Annual Meeting and not revoked, it will be voted in accordance with the instructions contained therein. If no instructions are given, the persons designated as proxies in the accompanying proxy card will vote FOR the election as Directors of those persons named below and FOR all other proposals set forth herein.

     The Board of Directors is not currently aware of any matters other than those referred to herein that will come before the Annual Meeting. If any other matter should be presented at the Annual Meeting for action, the persons named in the accompanying proxy card will vote the proxy in their own discretion.

     You may revoke your proxy at any time before it is actually voted at the Annual Meeting by delivering written notice of revocation to the Secretary of the Company, by submitting a subsequently dated proxy or by attending the Annual Meeting and requesting in writing that the proxy be withdrawn. Attendance at the Annual Meeting will not, in itself, constitute revocation of the proxy.

     The expense of preparing, printing and mailing proxy materials to the Company's stockholders will be borne by the Company. The Company has engaged Corporate Investor Communications, Inc. to assist in the solicitation of proxies from stockholders at a fee of approximately $4,000 plus reimbursement of reasonable out-of-pocket expenses. In addition, proxies may be solicited personally or by telephone by officers or employees of the Company, none of whom will receive additional compensation therefor. The Company will also reimburse brokerage houses and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of the Common Stock.

     If a stockholder is a participant in the BW/IP International, Inc. Capital Accumulation Plan (the "CAP") and shares of Common Stock have been allocated to such person's account in the CAP, the proxy also serves as voting instructions to the trustee of the CAP. The trustee will vote both allocated shares of Common Stock for which it has not received direction and unallocated shares held by it in the same proportion as directed shares are voted.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

         OWNERSHIP OF COMMON STOCK BY DIRECTORS AND EXECUTIVE OFFICERS


     The following table furnishes certain information as of March 15, 1994 as to the shares of Common Stock beneficially owned by each director and nominee for director of the Company, by the Chief Executive Officer and the four other most highly compensated executive officers (collectively, the "Named Executive Officers") and by all directors and executive officers of the Company as a group.



                                                                      AMOUNT AND
                                                                      NATURE OF
                                                                      BENEFICIAL     PERCENT
                                  NAME                                OWNERSHIP      OF CLASS
    ----------------------------------------------------------------  ----------     --------
    Peter C. Valli..................................................    236,948         1.0%
    Eugene P. Cross.................................................    180,968          (1)
    Alvin L. Dubrow.................................................    253,497         1.0%
    James J. Gavin, Jr. ............................................     --            --
    George D. Leal..................................................        500          (1)
    H. Jack Meany...................................................     50,000          (1)
    James S. Pignatelli.............................................     --              --
    William C. Rusnack..............................................      1,000          (1)
    Ronald W. Hoppel................................................    253,317         1.0%
    Richard R. Testwuide............................................    253,150         1.0%
    All executive officers and directors as a group (14 persons)....  1,414,430         5.8%


- ---------------
(1) Less than 1%.

             OWNERSHIP OF COMMON STOCK BY SIGNIFICANT STOCKHOLDERS


     The following table furnishes certain information as to each person known to the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock.


                                                                      AMOUNT AND
                                                                      NATURE OF
                                                                      BENEFICIAL     PERCENT
                       NAME AND BUSINESS ADDRESS                      OWNERSHIP      OF CLASS
    ----------------------------------------------------------------  ----------     --------
    Ark Asset Management Co., Inc. .................................  1,449,350 (1)     6.0%
      One New York Plaza
      New York, New York 10004
    Government of Singapore Investment
      Corporation Pte. Ltd..........................................  2,026,000 (2)     8.3%
    Government of Singapore.........................................  1,477,700 (2)
    Monetary Authority of Singapore.................................    548,300 (2)
      250 North Bridge Road #33-00
      Raffles City Tower
      Singapore 0607
    Pioneering Management Corporation...............................  2,013,300 (3)     8.3%
      60 State Street
      Boston, Massachusetts 02114
    RCM Capital Management..........................................  1,245,700 (4)     5.1%
    RCM Limited L.P.
    RCM General Corporation
      Four Embarcadero Center
      Suite 2900
      San Francisco, California 94111

- ---------------
(1) This figure is based on information set forth in a Schedule 13G, dated February 7, 1994, filed by Ark Asset Management Co., Inc. ("Ark") with the Securities and Exchange Commission (the "SEC"), which states that Ark has sole power to dispose or direct the disposition of 1,398,850 of such shares and that Ark has the sole power to vote or direct the vote of 1,088,850 of such shares.

(2) This figure is based on information set forth in a Schedule 13D, dated February 14, 1994, filed by Government of Singapore Investment Corporation Pte. Ltd. ("Investment Corporation") with the SEC on behalf of itself, the Government of Singapore ("Government") and the Monetary Authority of Singapore ("Monetary Authority"), which states that Investment Corporation has shared power to dispose or direct the disposition and to vote or direct the vote of all of such shares, that Government has shared power to dispose or direct the disposition and to vote or direct the vote of 1,477,700 of such shares, and that Monetary Authority has shared power to dispose or direct the disposition and to vote or direct the vote of 548,300 of such shares.


(3) This figure is based on information set forth in a Schedule 13G, dated February 11, 1994, filed by Pioneering Management Corporation ("Pioneering") with the SEC, which states that Pioneering has sole power to dispose or direct the disposition of 225,000 of such shares and shared power to dispose or direct the disposition of 1,788,300 of such shares and that Pioneering has the sole power to vote or direct the vote of all such shares.


(4) This figure is based on information set forth in a Schedule 13G, dated February 10, 1994, filed by RCM Capital Management, RCM Limited L.P. and RCM General Corporation (together "RCM") with the SEC, which states that RCM has sole power to dispose or direct the disposition of such shares and sole power to vote or direct the vote of 1,189,100 of such shares.


               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and officers and persons who own more than ten percent of the Common Stock (collectively, the "Reporting Persons"), to file certain reports ("Section 16 Reports") with the SEC with respect to their beneficial ownership of shares of Common Stock. The Reporting Persons are also required to furnish the Company with copies of all Section 16 Reports they file.

     Based solely on a review of copies of Section 16 Reports furnished to the Company by the Reporting Persons and written representations by directors and officers of the Company, the Company believes that all Section 16(a) filing requirements applicable to the Reporting Persons during and with respect to 1993 were complied with on a timely basis, except that Peter C. Valli, Chief Executive Officer, in February 1994 filed a Form 5 reporting a change in the trustee for a charitable remainder trust pursuant to the terms of which Mr. Valli had served as sole trustee and exercised sole investment discretion with respect to assets held by the trust (which included 40,000 shares of Common Stock). On March 19, 1993 an independent third party trustee was appointed, who now exercises sole investment discretion with respect to such assets. The change in trustees should have been reported on a Form 4 with respect to transactions in Common Stock occurring during the month of March 1993.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

GENERAL INFORMATION

     As set by the Board of Directors pursuant to the Bylaws of the Company, the authorized number of Directors to be elected is eight. Directors will hold office from the time of their election until the next annual meeting of stockholders of the Company and until their successors are duly elected and qualify, or until their earlier resignation or removal. All nominees also serve as members of the Board of Directors of the Company's subsidiary, BW/IP International, Inc. ("BW/IP") and were elected to the Board of Directors at the last meeting of stockholders in May 1993.

     The Board of Directors has no reason to believe that any of the nominees will not serve if elected, but if any of them should become unavailable to serve as a director, and if the Board designates a substitute nominee, the persons named in the accompanying proxy card will vote for the substitute nominee designated by the Board.

INFORMATION CONCERNING NOMINEES

Peter C. Valli, age 67     Director of the Company since 1987 and of BW/IP since
1984

     Mr. Valli became Chairman of the Board and Chief Executive Officer of the Company and BW/IP in 1987. He served as President of the Company from 1987 to 1991. He served as President of BW/IP from 1984 to 1991 and has served as a director of BW/IP since 1984. From 1972 to 1987 he also served as Vice President of Borg-Warner Corporation, BW/IP's predecessor parent ("Borg-Warner"), principally in conjunction with his affiliation with BW/IP. Mr. Valli is affiliated with a family of investment funds registered under the Investment Company Act of 1940 (none of which own shares of Common Stock), including The Bond Fund of America, Inc. and Capital World Bond Fund, Inc., for which he serves as a director, and American Funds Income Series, American Funds Tax-Exempt Series II, American High-Income Trust, The Cash Management Trust of America, Intermediate Bond Fund of America, The Tax-Exempt Bond Fund of America, Inc., The Tax-Exempt Money Fund of America and The U.S. Treasury Money Fund of America, for which he serves as a trustee.

Committee Membership: Executive (Chairman)

Eugene P. Cross, age 58             Director of the Company and BW/IP since 1993

     Mr. Cross has been Executive Vice President -- Finance and Chief Financial Officer of the Company and BW/IP since March 5, 1993, prior to which he had been Vice President -- Finance of the Company since 1987 and Vice
President -- Finance of BW/IP since 1975.

Alvin L. Dubrow, age 61             Director of the Company and BW/IP since 1993

     Mr. Dubrow became President and Chief Operating Officer of the Company and BW/IP in 1991. He served as Vice President of the Company from 1987 to 1991, Vice President of BW/IP from 1984 to 1991 and Vice President -- General Manager of the Pump Division from 1982 to 1991.

James J. Gavin, Jr., age 71         Director of the Company and BW/IP since 1987

     Mr. Gavin was Vice Chairman of Borg-Warner and President of its Protective Services Group from 1985 to 1987 and Senior Vice President -- Finance of Borg-Warner from 1975 to 1985. Mr. Gavin currently is a director of Service Corporation International, Stepan Company and Huntco, Inc. and is a trustee of Benchmark Funds.

Committee Membership: Audit (Chairman), Executive.

George D. Leal, age 60              Director of the Company and BW/IP since 1993

     Mr. Leal has been Chairman of the Board and Chief Executive Officer of Dames & Moore, a worldwide consulting engineering firm, since 1981. He served as President of Dames & Moore from 1981 to 1993.

Committee Membership: Compensation and Benefits.

H. Jack Meany, age 71               Director of the Company and BW/IP since 1987

     Mr. Meany was President and Chief Executive Officer of NI Industries, Inc. from 1975 to 1988, a director of NI Industries, Inc. from 1972 to 1988 and its Chairman of the Board from 1981 to 1988. He is currently a director of Farr Company, Electronic Scales International, Inc. and APS, Inc.

Committee Membership: Compensation and Benefits (Chairman), Executive.

James S. Pignatelli, age 50         Director of the Company and BW/IP since 1993

     Mr. Pignatelli is a consultant to SCEcorp, a public utility company, and the retired President and Chief Executive Officer of Mission Energy Company, an independent power company and a subsidiary of SCEcorp., positions he held from 1988 to 1993. From 1975 to 1987, Mr. Pignatelli was employed by SCEcorp, holding various positions in the company including Manager of Taxes, Assistant Treasurer and Director of Revenue Requirements. Mr. Pignatelli is currently a director of Texas Power Corporation.

Committee Membership: Audit.

William C. Rusnack, age 49          Director of the Company and BW/IP since 1993

     Mr. Rusnack has been Senior Vice President of ARCO (an integrated petroleum company) since July 1990, and President of ARCO Products Company since June 1993. He was President of ARCO Transportation Company, from 1990 to 1993, Vice President of Atlantic Richfield from 1987 to 1990 and Senior Vice President of ARCO Oil & Gas Company from 1985 to 1987. Mr. Rusnack also serves as director of the Lyondell Petrochemical Company.

Committee Membership: Compensation and Benefits.

     In accordance with Section 216(3) of the DGCL and Section 2.03 of the Company's Bylaws, the affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting is required for the election of Directors. Under applicable Delaware law, withheld votes on any nominee or nominees, abstentions from voting on the election of Directors and broker non-votes will have no effect on the outcome of the vote on this proposal.

     SHARES REPRESENTED BY THE ACCOMPANYING PROXY CARD WILL BE VOTED FOR THE ELECTION OF THE ABOVE NOMINEES UNLESS AUTHORITY TO VOTE FOR ONE OR MORE NOMINEES IS WITHHELD. STOCKHOLDERS MAY WITHHOLD AUTHORITY TO VOTE FOR THE ENTIRE SLATE AS NOMINATED OR, BY WRITING THE NAME OF ONE OR MORE NOMINEES IN THE SPACE PROVIDED IN THE PROXY CARD, WITHHOLD THE AUTHORITY TO VOTE FOR SUCH NOMINEE OR NOMINEES.

COMMITTEES AND MEETINGS OF THE BOARD

     The composition of the Board of Directors of each of the Company and BW/IP is identical. The Board of Directors of the Company held four regularly scheduled or special meetings during the fiscal year ended December 31, 1993 (the "Fiscal Year"), and the Board of Directors of BW/IP held four such meetings. Each Board of Directors has three standing committees: an Executive Committee, an Audit Committee and a Compensation and Benefits Committee. While the composition and responsibilities of the standing committees of the two Boards are identical, the level of activity of the corresponding committees of each Board varies depending on the matters being considered.

     Executive Committee. The Executive Committee of each Board has authority, with certain exceptions, during the intervals between the meetings of the Board of Directors, to take all actions that may be taken by its respective full Board of Directors in the management of the property, affairs and business of the Company or BW/IP, as the case may be. The Executive Committee of the Company's Board did not meet during the Fiscal Year, while the corresponding committee of BW/IP's Board met three times during the Fiscal Year.

     Audit Committee. The Audit Committee of each Board reviews and approves the scope and results of any outside audit of the Company or BW/IP, as the case may be, and the fees therefor, and reviews, considers and acts upon all matters concerning auditing and accounting matters and the selection of outside auditors for the Company or BW/IP, as the case may be. The Audit Committee of the Company's Board met two times during the Fiscal Year, while the corresponding committee of BW/IP's Board did not meet during the Fiscal Year.

     Compensation and Benefits Committee. The Compensation and Benefits Committee of each Board reviews, considers and acts upon matters of salary and other compensation and benefits of all officers and other employees of the Company or BW/IP, as the case may be, as well as acts upon all matters concerning, and exercises such authority as is delegated to it under the provisions of, any benefit, retirement or pension plan. The Compensation and Benefits Committee of the Company's Board met one time during the Fiscal Year, while the corresponding committee of BW/IP's Board met four times during the Fiscal Year.

     Each current member of the Board of Directors of the Company nominated for election attended at least 75% of the aggregate of the total number of meetings of the Board of Directors of the Company and of the committees of such Board on which he served during the Fiscal Year.

COMPENSATION OF DIRECTORS

     Each director of the Company and BW/IP, other than any director employed by the Company or BW/IP is entitled to receive an annual retainer of $12,000 plus a fee of $1,000 for each Board meeting attended and $1,000 for each committee meeting attended that is not held concurrently with a Board meeting, plus all reasonable travel and other expenses of attending such meetings.

     As part of its overall program to promote charitable giving, the Company has established the Non-Employee Directors' Charitable Gift Plan pursuant to which the Company purchased life insurance policies on non-employee directors. Eligibility is based on length of service as a non-employee director, with a minimum of two years of vesting service required after the March 1993 adoption of this plan by the Board of Directors, and full benefits vesting after five years of service. Upon the death of an individual non-employee director, the Company will donate up to $1 million to one or more qualifying charitable organizations recommended by the individual director and subsequently be reimbursed by life insurance proceeds. Individual directors derive no financial benefit from this program since all charitable deductions accrue solely to the Company. The program results in only nominal cost to the Company over time. Participants in this program are Messrs. Gavin, Leal, Meany, Pignatelli, and Rusnack.

     Pursuant to the BWIP Holding, Inc. Non-Employee Directors' Stock Option Plan (the "Directors' Plan"), each non-employee director who is reelected or who is continuing as a member of the Board of Directors shall be granted, as of the date of each year's annual meeting of the Company's stockholders, a non-qualified option ("Option") to purchase 2,000 shares of Common Stock, while each new non-employee director upon initial election as a member of the Board is granted an option to purchase 5,000 shares of Common Stock.

     The following table summarizes for all non-employee directors of the Company Options granted in fiscal year 1993 under the Directors' Plan:

                                                                   INDIVIDUAL GRANTS
                                                      --------------------------------------------
                                                       OPTIONS          EXERCISE        EXPIRATION
                          NAME                        GRANTED(1)     PRICE/SHARE(2)        DATE
    ------------------------------------------------  ----------     --------------     ----------
    James J. Gavin..................................     5,000           $23.56           5/18/03
    George D. Leal..................................     5,000            23.56           5/18/03
    H. Jack Meany...................................     5,000            23.56           5/18/03
    James S. Pignatelli.............................     5,000            23.56           5/18/03
    William C. Rusnack..............................     5,000            23.56           5/18/03

- ---------------
(1) All Options were granted on May 18, 1993, the date of the last annual meeting of the Company's stockholders and the date on which the Directors' Plan was adopted. No Options are exercisable until the director has served a one-year term as a member of the Board of Directors. Fifty percent of the total number of shares of Common Stock covered in the Option will be exercisable beginning with the first anniversary date of the grant and the remaining fifty percent shall be exercisable on the second anniversary date of the grant. Payment of the exercise price may be made in cash, Common Stock or a combination of both.

(2) The exercise price for shares under the Options is the mean of the high and low prices for the Common Stock as reported on the NASDAQ National Market System on the date of grant.

                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION AND BENEFITS COMMITTEE

     The report of the Compensation and Benefits Committee (the "Committee") deals with compensation paid by BW/IP to persons who serve concurrently as officers of the Company and BW/IP, and who receive all of their compensation from BW/IP. The Committee is comprised of three independent non-employee directors: Mr. George D. Leal and Mr. William C. Rusnack, both of whom have served as members of the Committee since their March 5, 1993 election to the Board of Directors, and Mr. H. Jack Meany, who has served on the Committee since 1987, and was elected its Chairman in March, 1993.

     Under the supervision of the Committee, the Company has developed and implemented compensation policies and programs designed to increase the profitability of the Company, and thus stockholder value, by aligning the financial interests of the Company's executives and managers with those of the stockholders.

     The strategy of the executive compensation program is to relate compensation to business objectives and performance, and to enable the Company to attract, retain and reward executives who contribute to the success of the Company. This is consistent with the compensation principles applicable to all employees:

     - The Company pays competitively.


       It is committed to a company wide pay program which attracts, retains and motivates the skilled people necessary to operate its businesses and to provide fair compensation within the constraints of a competitive environment. To ensure that pay is competitive, comparisons are made of its pay practices with other successful manufacturing companies and the information is used as a major component in setting its pay formulas and schedules.


     - The Company pays for relative sustained performance.

       Executives' and managers' earnings are based on corporate performance, division and business unit performance, and individual performance. Corporate, division and business unit performances are evaluated by reviewing the extent to which strategic and operating plan goals are met. Individual performance is measured against annually set non-financial goals which support other business objectives.

Chief Executive Officer Compensation

     The Committee believes that the compensation of the Company's chief executive officer (the "CEO") should be substantially influenced by Company performance. Therefore, although there is necessarily some subjectivity in setting the CEO's salary, major elements of the compensation package are directly tied to Company and individual performance. The Committee establishes the CEO's base salary after considering the median salary of CEOs from survey data in a broad-based group of bonus-paying manufacturing companies gathered by outside consultants specializing in executive compensation. Some of these companies are included in the Standard & Poor's Manufacturing Diversified Industrials Index shown on the performance graph.

     The CEO is a participant in the Company's Management Incentive Plan (the "MIP"), and as such, his annual short-term bonus is established as a function of important objective financial targets and strategic non-financial goals. In 1993 the financial target was based on net earnings of the Company and non-financial goals including objectives such as management succession planning. These financial and non-financial goals are revised annually by the Committee depending on current performance factors deemed necessary or appropriate to achieve the Company's goals. The 1993 target bonus was established such that when added to the CEO's base salary, the total would approximate the comparable industry third quartile of total cash compensation paid. The actual bonus payment is directly related to the Company's financial performance and to the CEO's degree of fulfillment of his non-financial goals. In March 1994 the CEO was paid a cash bonus of $120,000, representing a substantial decrease in bonus from the prior year because the Company's earnings in 1993 were lower than required to pay an equal or greater bonus.

     The Long Term Incentive Plan (the "LTIP") for the CEO is also tied directly to objective measures of performance with emphasis on long-term results. The 1993 award under the LTIP contains two elements -- non-qualified stock options and performance units. In 1993 Mr. Valli was granted 26,000 options at the March 4, 1993 market price. These options will be vested in March 1996. Mr. Valli was concurrently granted 1620 performance units payable in cash or stock in March 1996 based on a matrix of compounded Company sales and net income growth over the three-year performance period 1993 through 1995. Each unit is worth $100 at target levels of performance, and can pay as much as $200 at maximum pay out, or can pay nothing at all if certain threshold levels of performance are not met. Payments for performance between the minimum and maximum is paid on a proportionate basis. For 1994, stock option and performance unit awards and specific performance targets have been established in similar fashion.

     The purpose of the LTIP is to provide an incentive for future performance and encourage the officers and other covered employees to own stock and increase their proprietary interest in the Company. Its two components are intended to provided a balance of incentives between the performance unit aspect which rewards the achievement of purely objective financial goals which their job performance can influence, and stock options, which reward performance related to increased stockholder value. The relative size of the awards, proportionate to base salary, is highest for the CEO, whose position has the greatest impact on the Company's performance, and decreases in steps for other officers and employees. The number of options previously granted was not considered in determining 1993 awards.

Other Officer Compensation

     The Committee has adopted similar policies with respect to compensation of the other executive officers of the Company. Using salary data supplied by outside consultants, it establishes base salaries that are within the median range of salaries for persons holding similarly responsible positions at other comparably sized manufacturing companies. In addition, in establishing the base salaries of executive officers, the Committee considers factors such as relative company performance and the individual's performance and future potential.

     The Committee's policy regarding other elements of the compensation package for other executive officers is similar to the CEO's. Under the MIP, the bonus paid at target levels of performance, when added to base salary, will pay total cash compensation approximately at the third quartile total cash compensation for officers of similar responsibility at comparable sized manufacturing companies. However, the financial goals vary among the covered executive officers depending upon their responsibilities. For officers with Company-wide staff responsibilities, the goals are the same as the CEO's (net income), while for those with operating responsibilities which are company-wide or division specific, the goals pertain to Company-wide or specific division-related operating income and other measures, plus a portion related to Company net income. All officers have specifically established non-financial goals which are determined each year by the CEO. As was the case for the CEO, 1993 bonuses for other executive officers were substantially less than in the prior year.

     The LTIP applies to all executive officers other than the CEO much like the MIP in that, depending on the officer's position, the financial performance measures for the performance unit awards are based either entirely on Company-wide sales and net income growth over a three-year period, or on a combination of Company-wide and division goals. The stock option element of the LTIP operates for other officers exactly as it does for the CEO, and is believed to create an effective incentive to increase value for stockholders.


     The Company has studied the $1 million cap on the deductibility of compensation, but does not anticipate the need to deal with this issue in the near term because the current compensation of the Company's executive officers does not currently approach and is not expected to approach $1 million in the next few years.


                                          H. Jack Meany, Chairman
                                          George D. Leal
                                          William C. Rusnack

                                          Compensation and Benefits Committee

PERFORMANCE GRAPH FOR COMMON STOCK

     The following graph compares the Company's cumulative total return on the Common Stock with the Standard & Poor's 500 Stock Index and the Standard & Poor's Manufacturing Diversified Industrials Index. The graph assumes that $100 was invested on May 24, 1991 (the date the Common Stock was registered under the Exchange Act) in each of the Common Stock, the Standard & Poor's 500 Stock Index and the Standard & Poor's Manufacturing Diversified Industrials Index and that all dividends were reinvested. The historical stock price performance of the Common Stock shown on the following graph is not necessarily indicative of future price performance.

                           TOTAL STOCKHOLDER RETURNS

                                                                  S & P MAN-
      MEASUREMENT PERIOD                                          UFACTURING
    (FISCAL YEAR COVERED)        BWIP HOLDING      S & P 500     (DIVER. IND.)
MAY 24, 1991                               100             100             100
DEC. 31, 1991                              155             110              90
DEC. 31, 1992                              212             120             105
DEC. 31, 1993                              177             129             125

SUMMARY COMPENSATION TABLE

     The following table summarizes the total compensation of the Named Executive Officers for fiscal year 1993, as well as the total compensation paid to each such individual for the Company's two previous fiscal years in all capacities in which they served.

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM
                                                                                    COMPENSATION
                                ANNUAL COMPENSATION                                    AWARDS
         NAME AND           ----------------------------      OTHER ANNUAL       (NUMBER OF SHARES         ALL OTHER
    PRINCIPAL POSITION      YEAR     SALARY     BONUS(1)   COMPENSATION(2)(3)   SUBJECT TO OPTIONS)    COMPENSATION(2)(4)
- --------------------------  ----    --------    --------   ------------------   --------------------   ------------------
Peter C. Valli............  1993    $390,000    $120,000         $2,306                26,000                $12,391
  Chairman & Chief          1992     370,000     265,000            569                22,500                 11,120
  Executive Officer         1991     346,007     320,000                                 -0-
Alvin L. Dubrow...........  1993     267,000      75,000          1,929                15,000                  3,450
  President, Chief          1992     250,000     150,000            740                13,000                  3,506
  Operating Officer         1991     229,003     175,000                                 -0-
  and Director
Eugene P. Cross...........  1993     190,000      55,000          1,865                 7,000                  2,249
  Executive Vice            1992     180,000     100,000          1,806                 6,100                  2,340
  President -- Finance,     1991     171,000     115,000                                 -0-
  Chief Financial Officer
  and Director
Ronald W. Hoppel..........  1993     211,000      55,000          1,685                 8,000                  2,732
  Vice
    President -- General    1992     200,000     110,000          1,435                 6,900                  2,637
  Manager Pump Division     1991     183,083     125,000                                 -0-
Richard R. Testwuide......  1993     188,000      55,000          1,679                 7,000                  2,249
  Vice
    President -- General    1992     180,000      95,000          1,641                 6,100                  1,768
  Manager Seal Division     1991     171,833     110,000                                 -0-

- ---------------
(1) These amounts are the cash awards to the named individuals under BW/IP Management Incentive Plans. Amounts shown for performance in 1993, 1992 and 1991 were paid by March 15 of the calendar year following the year for which bonuses were awarded.

(2) In accordance with the transitional provisions applicable to the revised rules on executive officer and director compensation disclosure adopted by the SEC, amounts of Other Annual Compensation and All Other Compensation are excluded for the Company's 1991 fiscal year.

(3) Reflects amount reimbursed for the payment of taxes ("gross-up").

(4) Includes amounts contributed or accrued for the fiscal year under the CAP, and for Mr. Valli a corporate paid life insurance premium in the amount of $10,468 in 1993 and $7,618 in 1992.

OPTION GRANTS

     The following table summarizes for the Named Executive Officers options to acquire shares of the Common Stock granted in fiscal year 1993 under the LTIP.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                              INDIVIDUAL GRANTS
                            ------------------------------------------------------
                                         PERCENTAGE OF                                  POTENTIAL REALIZABLE VALUE
                                         TOTAL OPTIONS                                   AT ASSUMED ANNUAL RATES
                                           GRANTED TO                                  OF STOCK PRICE APPRECIATION
                                          EMPLOYEES IN                                      FOR OPTION TERM(1)
                             OPTIONS      FISCAL YEAR      EXERCISE     EXPIRATION  ----------------------------------
           NAME             GRANTED(2)        1993        PRICE/SHARE      DATE      0%       5%             10%
- --------------------------  ----------   --------------   -----------   ----------  ---- ------------   --------------
Peter C. Valli............     26,000          21.5%        $ 26.50       3/4/03     0   $    433,420   $    1,097,980
Alvin L. Dubrow...........     15,000          12.4           26.50       3/4/03     0        250,050          633,450
Eugene P. Cross...........      7,000           5.8           26.50       3/4/03     0        116,690          295,610
Ronald W. Hoppel..........      8,000           6.6           26.50       3/4/03     0        133,360          337,840
Richard R. Testwuide......      7,000           5.8           26.50       3/4/03     0        116,690          295,610
All Stockholders..........        N/A           N/A             N/A          N/A     0    404,664,250    1,025,133,250
All Optionees.............    121,000         100.0           26.50       3/4/03     0      2,017,070(3)     5,109,830(3)
Optionee Gain as a % of
  All Stockholders'
  Gain....................        N/A           N/A             N/A          N/A    N/A           .5%              .5%

- ---------------
(1) Based upon the $26.50 per share market price on the date of grant and an annual appreciation of such market price through the expiration date of such options at the stated rates. These amounts represent assumed rates of appreciation only and may not necessarily be achieved. Actual gains, if any, are dependent on the future performance of the Common Stock, as well the continued employment of the Named Executive Officers through the vesting period. The potential realizable values indicated have not taken into account amounts required to be paid as income tax under the Internal Revenue Code of 1986, as amended (the "Code"), and any applicable state laws.

(2) BW/IP granted stock options to purchase shares of the Common Stock pursuant to the LTIP on March 4, 1993. Unless otherwise determined by the Compensation and Benefits Committee, a stock option may be exercised commencing three years after the date of grant in one or more installments. A stock option may only be exercised upon full payment of the option price.

(3) No gain to the optionees is possible without an increase in stock price appreciation, which will benefit all stockholders commensurately.

OPTION VALUES

     The following table sets forth the number and the dollar value of unexercised options to purchase Common Stock held by the Named Executive Officers at December 31, 1993. No options were exercised by these individuals during 1993.

                 AGGREGATED LAST FISCAL YEAR-END OPTION VALUES

                                                                                  VALUE OF UNEXERCISED
                                                NUMBER OF UNEXERCISED        IN-THE-MONEY OPTIONS AT FISCAL
                                            OPTIONS AT FISCAL YEAR END(#)             YEAR-END($)
                   NAME                     EXERCISABLE/UNEXERCISABLE(1)    EXERCISABLE/UNEXERCISABLE(1)(2)
- ------------------------------------------  -----------------------------   --------------------------------
Peter C. Valli............................              48,500                              0
Alvin L. Dubrow...........................              28,000                              0
Eugene R. Cross...........................              13,100                              0
Ronald W. Hoppel..........................              14,900                              0
Richard R. Testwuide......................              13,100                              0

- ---------------
(1) No outstanding options are exercisable.

(2) Based on the last reported sale price per share of the Common Stock as quoted through the NASDAQ National Market System on December 31, 1993 ($25 1/4).

LTIP AWARDS

     The following table summarizes the performance unit awards made in fiscal year 1993 to the Named Executive Officers under the LTIP.

              LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

                                                                         ESTIMATED FUTURE PAYOUTS UNDER
                                  NUMBER OF        PERFORMANCE OR          NON-STOCK PRICE-BASED PLAN
                                SHARES, UNITS       OTHER PERIOD       -----------------------------------
                                  OR OTHER        UNTIL MATURATION       BELOW
             NAME                 RIGHTS(1)          OR PAYOUT         THRESHOLD      TARGET      MAXIMUM
- ------------------------------  -------------     ----------------     ---------     --------     --------
Peter C. Valli................      1,620              3 years           $0.00       $162,000     $324,000
Alvin L. Dubrow...............        940              3 years            0.00         94,000      188,000
Eugene P. Cross...............        440              3 years            0.00         44,000       88,000
Ronald W. Hoppel..............        500              3 years            0.00         50,000      100,000
Richard R. Testwuide..........        450              3 years            0.00         45,000       90,000

- ---------------
(1) Performance units have a contingent value of $100 per unit, payable in 3 years if certain performance targets relevant to the Company's business objectives and set by the Committee are met. Each unit can pay as much as $200 upon achieving specific maximum levels, or can pay nothing at all if certain threshold levels of performance are not met.

OTHER PLANS AND ARRANGEMENTS

     Retirement Benefits. The following table indicates the estimated maximum annual retirement benefit that persons in specified compensation and years of service classifications would be entitled to receive under the BW/IP International, Inc. Retirement Plan (the "BW/IP RP") and the Supplemental Executive Retirement Plan (the "SERP") on a straight-life annuity basis before any deduction for social security benefits as if retirement had occurred on December 31, 1993 at age 65 after the indicated years of credited service and as if average annual earnings for the highest five consecutive years in the ten years preceding retirement equaled the amounts indicated. The table does not reflect limitations imposed by the Code.

                               PENSION PLAN TABLE

AVERAGE                                  YEARS OF SERVICE
 ANNUAL      -------------------------------------------------------------------------
EARNINGS        15           20           25           30           35           40
- --------     --------     --------     --------     --------     --------     --------
$125,000     $ 28,467     $ 37,956     $ 47,444     $ 56,933     $ 60,058     $ 63,183
 150,000       34,467       45,956       57,444       68,933       72,683       76,433
 175,000       40,467       53,956       67,444       80,933       85,308       89,683
 200,000       46,467       61,956       77,444       92,933       97,933      102,933
 225,000       52,467       69,956       87,444      104,933      110,558      116,183
 250,000       58,467       77,956       97,444      116,933      123,183      129,433
 275,000       64,467       85,956      107,444      128,933      135,808      142,683
 300,000       70,467       93,956      117,444      140,933      148,433      155,933
 350,000       82,467      109,956      137,444      164,933      173,683      182,433
 400,000       94,467      125,956      157,444      188,933      198,933      208,933
 450,000      106,467      141,956      177,444      212,933      224,183      235,433
 500,000      118,467      157,956      197,444      236,933      249,433      261,933
 550,000      130,467      173,956      217,444      260,933      274,683      288,433
 600,000      142,467      189,956      237,444      284,933      299,933      314,933
 650,000      154,467      205,956      257,444      308,933      325,183      341,433
 700,000      166,467      221,956      277,444      332,933      350,433      367,933
 750,000      178,467      237,956      297,444      356,933      375,683      394,433
 800,000      190,467      253,956      317,444      380,933      400,933      420,933

     Eligible BW/IP U.S. salaried and certain hourly employees participate in the BW/IP RP, which provides retirement benefits based on an employee's years of service and earnings with Borg-Warner, BW/IP and its subsidiaries and such employee's average annual earnings (subject to a maximum of $200,000 annually, as adjusted by the Internal Revenue Service for cost of living increases after
1989) for the highest consecutive five years of the ten years preceding retirement. Participants are covered in the BW/IP RP for all wages, salary and bonuses, and up to 50% of an employee's award under the 1981 Borg-Warner Contingent Compensation Plan through 1987.

     As of December 31, 1993, the credited years of service for each Named Executive Officer are: Mr. Valli, 33 years; Mr. Dubrow, 25 years; Mr. Cross, 24 years; Mr. Hoppel, 29 years; and Mr. Testwuide, 21 years.

     Employment Agreement. BW/IP's employment agreement, as amended, with Mr. Valli provides for his continued employment with BW/IP as its Chairman of the Board and Chief Executive Officer until January 31, 1995 at an annual base salary of at least $260,000 plus an incentive bonus of up to 100% of his base salary, an automobile, certain club dues and other benefits.

     If Mr. Valli's employment is terminated by Mr. Valli for Good Reason (as defined in the employment agreement) or by the Company other than for Cause (as defined in the employment agreement), the agreement provides that the Company will pay him his then-effective base salary for the remainder of the term of the agreement, plus, in each such year, the greater of Mr. Valli's most recent annual bonus award and an amount determined by reference to his base salary and bonuses received during the most recent three years and will continue certain benefits for Mr. Valli during such term. The amounts payable to Mr. Valli after termination for the reasons described above are subject to reduction if Mr. Valli chooses to secure employment after his termination.


     Transitional Income Programs. On December 16, 1993, the Company adopted a transitional income program (the "Program"). All the executive officers of the Company, except Mr. Valli, are eligible to participate in the Program. The Program provides for compensation and benefits in the event such officer's employment is terminated within two years following a Change in Control (as defined in the Program) of the Company or BW/IP. Each of six covered officers will receive a lump sum payment equal to two times the greater of base salary
(i) at January 1, 1994 or (ii) at the end of the month immediately prior to the Change in Control, plus two times the greater of (i) the most recent bonus or
(ii) an average bonus based on such officer's bonus as a percent of salary for the preceding three years, and certain other benefits. Under a similar program, two other officers would receive benefits equal to 50% of the amount determined as indicated above. The amounts payable under the Program are not subject to reduction for amounts earned by the officer following termination. In addition, the Program provides that if any amount payable under the Program is deemed to be an "excess parachute payment" under section 280G(b) of the Code, which generally would limit deductibility of such payment by the Company for federal income tax purposes, then the amount payable under the Program shall be limited to an amount that would not cause such limitation on the deduction.


                                 PROPOSAL NO. 2

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The stockholders are asked to ratify the appointment by the Board of Directors of Price Waterhouse as the Company's independent auditors for the 1994 fiscal year. Price Waterhouse, a certified public accounting firm, has served as the Company's independent auditors since March 5, 1993. On that date, the Board of Directors of the Company approved the engagement of Price Waterhouse as its independent auditors to audit the Company's financial statements for the fiscal year ending December 31, 1993 to replace the firm of Coopers & Lybrand who were terminated as principal accountant of the Company effective March 8, 1993. The appointment of Price Waterhouse was ratified by the stockholders at their last meeting in May 1993. Coopers & Lybrand, a certified public accounting firm, had served as the Company's independent auditors since 1987. The Audit Committee of the Board of Directors recommended the change in the Company's principal accountant on March 4, 1993.

     The reports of Coopers & Lybrand on the Company's financial statements for the five most recent fiscal years preceding Coopers & Lybrand's dismissal did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audits of the Company's financial statements for each of the five most recent fiscal years preceding Coopers & Lybrand's dismissal, there were no disagreements with Coopers & Lybrand on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of Coopers & Lybrand, would have caused Coopers & Lybrand to make reference to the matter in their reports.

     During the Company's five most recent fiscal years and the subsequent interim period preceding Coopers & Lybrand's dismissal, there were no "reportable events" (as such term is defined in Item 304(a)(1)(v) of Regulation S-K as promulgated by the SEC).

     During the five fiscal years prior to the engagement of Price Waterhouse as its new principal accountant, neither the Company nor anyone acting on its behalf consulted with Price Waterhouse regarding (a) the application of accounting principles to a specified transaction or (b) the type of audit opinion that might be rendered on the Company's financial statements.

     Representatives of Price Waterhouse are expected to be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.

     Ratification of the appointment of Price Waterhouse as the Company's independent auditors for the 1994 fiscal year requires the affirmative vote of a majority of the shares of Common Stock present or represented at the Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE 1994 FISCAL YEAR AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

                             PROPOSALS NOS. 3 AND 4

                         AMENDMENTS TO AND RESTATEMENT
                        OF CERTIFICATE OF INCORPORATION


     On February 25, 1994, the Board of Directors unanimously approved and recommended for submission to the stockholders amendments to and a restatement of the Company's Second Restated Certificate of Incorporation (the "Certificate of Incorporation") to (a) change the corporate name of the Company from "BWIP Holding, Inc." to "BW/IP, Inc." (the "Name Change") and (b) effect a recapitalization (the "Recapitalization") of the Company whereby the Company's two-class common stock structure would be converted into a one-class common stock structure such that (i) the Company's Class B Common Stock would be eliminated, (ii) the remaining class of the Company's common stock would be redesignated simply "Common Stock" and (iii) the authorized capital stock of the Company would be reduced from 90,000,000 shares of all classes of stock to 50,000,000 shares of all classes of stock.


     Each of the Name Change and the Recapitalization will be presented separately for approval by the stockholders. If both of the proposed amendments to the Certificate of Incorporation are approved at the Annual Meeting, the Company intends to effectuate such amendments by amending and restating the Certificate of Incorporation to read substantially in the form of the Third Restated Certificate of Incorporation (the "Restated Certificate") set forth in Appendix A to this Proxy Statement. If either of the proposed amendments is not approved at the Annual Meeting, the Company will revise the Restated Certificate appropriately to reflect only that amendment which is approved. Notwithstanding the authorization of the proposed amendments and restatement by the stockholders, the Board of Directors may abandon such proposed amendments and restatement without further action by the stockholders. The discussions of the Name Change and the Recapitalization that follow should be read in conjunction with, and are subject to, the specific provisions contained in the official text of the Restated Certificate.

PROPOSAL REGARDING THE NAME CHANGE

     The Company's current corporate name is "BWIP Holding, Inc." The Name Change, if approved by the stockholders, will result in a change of the Company's corporate name to "BW/IP, Inc."

     If approved, the Name Change will be deemed effective upon the filing of the Restated Certificate (or of an appropriate amendment to the Certificate of Incorporation) with the Secretary of State of the State of Delaware. It is anticipated that such filing will occur on the date of the Annual Meeting or as soon thereafter as is reasonably practicable.

     The Name Change is intended to reflect more accurately the Company's on-going strategy to focus on the pumping business. The Company, through its subsidiaries, has been and continues to be a worldwide supplier of advanced technology pump, seal and fluid control equipment and services. Since holding companies frequently pursue strategies of owning and controlling a variety of diversified businesses under a single corporate umbrella, the Board of Directors believes removing "Holding" from the Company's corporate name will eliminate any confusion in this regard. Further, the Board of Directors believes that changing the Company's name to include the "BW/IP" designation will more closely identify the Company with its subsidiaries, which generally operate in their various markets under the "BW/IP" name. Accordingly, the Board of Directors considers the Name Change to be in the best interests of the Company and its stockholders.

     In accordance with Section 242(b)(1) of the DGCL, the proposed amendment to the Certificate of Incorporation to effect the Name Change requires the affirmative vote of a majority of the outstanding shares of Common Stock. Under applicable Delaware law, abstentions and broker non-votes will not be voted for or against approval of the Name Change but will have the same effect as a negative vote since a majority of the outstanding shares of Common Stock is required to approve the Name Change.

     THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO EFFECT THE NAME CHANGE AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

PROPOSAL REGARDING THE RECAPITALIZATION


     The Certificate of Incorporation presently authorizes the issuance of up to 90,000,000 shares of capital stock divided into (a) two classes of common stock, Class A Common Stock, par value $.01 per share, and Class B Common Stock, par value $.01 per share, and (b) preferred stock. There are 40,000,000 authorized shares of Class A Common Stock, of which 24,275,000 shares were outstanding as of the record date, and 40,000,000 authorized shares of Class B Common Stock, of which no shares are outstanding. There are 10,000,000 authorized shares of preferred stock, of which 250,000 shares have been designated as Junior Participating Cumulative Preferred Stock, par value $.01 per share, and reserved for issuance pursuant to the Rights Agreement, dated as of July 26, 1993, between the Company and Bank One, Indianapolis, NA, as Rights Agent. There are no shares of any series of the preferred stock presently outstanding. Except as outlined in the following paragraph, the Class A Common Stock and the Class B Common Stock are identical in all respects.


     Each share of Class A Common Stock is entitled to one vote per share on all matters submitted to the stockholders of the Company for their approval, while the Class B Common Stock has no voting rights (other than as provided by law). The Class A Common Stock is quoted through the NASDAQ National Market System, but the Class B Common Stock is not listed on any securities exchange nor quoted through the NASDAQ National Market System. Shares of Class A Common Stock are exchangeable at the option of the holder thereof for an equivalent number of shares of Class B Common Stock, but only if the holder of such shares and its affiliates would otherwise own a greater quantity of Class A Common Stock than is permitted under the Bank Holding Company Act of 1956, as amended (together with all regulations thereunder, the "Bank Holding Laws"). Shares of Class B Common Stock may be converted at the option of the holder thereof into Class A Common Stock unless such conversion would result in the holder of such shares and its affiliates owning a greater quantity of Class A Common Stock than permitted under the Bank Holding Laws.

     As set forth in the Restated Certificate, the authorized capital stock of the Company would be amended to authorize, in the aggregate, 50,000,000 shares divided into (a) 40,000,000 shares of Common Stock, par value $.01 per share (the "New Common Stock"), and (b) 10,000,000 shares of preferred stock. Although the ability to create and issue preferred stock, or any series thereof, will be continued in the Restated Certificate, no series of preferred stock is being created in connection with the Recapitalization. The only effects of the Recapitalization would be (i) the elimination of the Class B Common Stock, (ii) a change in the name of the remaining class of common stock from "Class A Common Stock" to simply "Common Stock," (iii) the elimination of the Class A Common Stock's conversion feature (which would be rendered unnecessary by the elimination of the Class B Common Stock) and (iv) a reduction in the number of shares of all classes of capital stock the Company would be authorized to issue. Upon the filing of the Restated Certificate, each share of the Class A Common Stock automatically will be reclassified, changed and converted into one share of the New Common Stock. Other than as discussed above, the New Common Stock will continue to have the same preferences, rights, powers and qualifications as the Class A Common Stock, including one vote for each share of New Common Stock held by a stockholder. Stockholders will not suffer any dilution of their current percentage ownership of the Company and the New Common Stock will continue to be quoted through the NASDAQ National Market System.

     If approved, the Recapitalization will be deemed effective upon the filing of the Restated Certificate (or of an appropriate amendment to the Certificate of Incorporation) with the Secretary of State of the State of Delaware. It is anticipated that such filing will occur on the date of the Annual Meeting or as soon thereafter as is reasonably practicable.

     The Recapitalization is being proposed since the circumstances that gave rise to the need for the Class B Common Stock no longer exist. The Class B Common Stock was authorized in 1987 when the Company was organized by an investor group to effect a management leveraged buyout of the businesses of BW/IP and certain related Borg-Warner subsidiaries and assets. At the time, the Company's largest stockholder (the "Former Stockholder") was a limited partnership whose limited partners included one or more bank affiliates that were subject to legal restrictions under the Bank Holding Laws on their ability, directly or indirectly, to own, control or have power to vote more than 5% of the voting stock of the Company. The Class B Common Stock was intended to meet the needs of such bank affiliates, who might inadvertently hold a greater number of shares of Class A Common Stock than otherwise permitted in the event the Former Stockholder distributed its shares of Class A Common Stock to its limited partners. As a result of a secondary public offering of Common Stock in November 1992, the Former Stockholder no longer owns any shares of Common Stock.

     In accordance with Section 242(b)(1) of the DGCL, the proposed amendment to the Certificate of Incorporation to effect the Recapitalization requires the affirmative vote of a majority of the outstanding shares of Common Stock. Under applicable Delaware law, abstentions and broker non-votes will not be voted for or against approval of the Recapitalization but will have the same effect as a negative vote since a majority of the outstanding shares of Common Stock is required to approve the Recapitalization.

     THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO EFFECT THE RECAPITALIZATION AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

SURRENDER AND EXCHANGE OF STOCK CERTIFICATES


     If either or both of the Name Change and the Recapitalization are approved, as promptly as is reasonably practicable after the effectiveness thereof as indicated above, Bank One, Indianapolis, NA, the Company's transfer agent (the "Transfer Agent"), will mail to each record holder of a stock certificate representing shares of Common Stock outstanding immediately prior to the effectiveness of the Name Change and the Recapitalization (or of either, as the case may be), instructions and transmittal materials for effecting the surrender of stock certificates representing shares of Common Stock (the "Old Certificates") in exchange for replacement certificates representing shares, as the case may be, of (a) Common Stock (or New Common Stock, as the case may be) under the Company's new corporate name or (b) New Common Stock (the "New Certificates"). STOCKHOLDERS ARE REQUESTED NOT TO SURRENDER OLD CERTIFICATES FOR EXCHANGE UNTIL THEY RECEIVE SUCH TRANSMITTAL MATERIALS FROM THE

TRANSFER AGENT. If either or both of the Name Change and the Recapitalization are approved, all stockholders will have the option of surrendering their Old Certificates. Upon such surrender, each record holder will be entitled to receive a New Certificate representing the same number of shares of Common Stock (or New Common Stock, as the case may be) as were represented by such holder's Old Certificate. Until surrendered, each Old Certificate will continue to represent for all purposes the number of shares of Common Stock (or New Common Stock, as the case may be) to which that holder is entitled, as determined by the Transfer Agent's records.

     If any New Certificate is to be issued in a name or number of shares other than that in which or in respect of which the surrendered Old Certificate is registered, it will be a condition to such issuance that the person requesting such issuance deliver to the Transfer Agent all documents necessary to evidence and effect such transfer (with signature guarantees) and pay to the Transfer Agent any transfer or other taxes required by reason thereof or establish to the Transfer Agent's satisfaction that such taxes have been paid or are not applicable.

                                 ANNUAL REPORT

     The Company's 1993 Annual Report to Stockholders, containing audited financial statements for the year ended December 31, 1993, is being mailed to all stockholders of record with this Proxy Statement.

                           PROPOSALS BY STOCKHOLDERS


     Proposals by stockholders intended to be presented at the 1995 Annual Meeting of Stockholders must be received by the Secretary of the Company no later than December 12, 1994 to be included in the Company's proxy, notice of meeting and proxy statement relating to such meeting.

                                                                      APPENDIX A

                                 THIRD RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                  BW/IP, INC.

     1. The name of the Corporation is BW/IP, INC.

     The dates of filing of the Corporation's original Certificate of Incorporation, the Corporation's Restated Certificate of Incorporation and the Corporation's Second Restated Certificate of Incorporation with the Secretary of State of the State of Delaware were March 12, 1987, April 27, 1987 and May 17, 1991, respectively.

     2. The name of the Corporation was changed to BWIP ACQUISITION CORPORATION on March 20, 1987, then changed to BWIP HOLDING, INC. on April 27, 1987 and then
further changed to BW/IP, INC. on             , 1994.

     3. This Third Restated Certificate of Incorporation restates, integrates and further amends the provisions of the Second Restated Certificate of Incorporation of the Corporation by changing the authorized capital stock of the Corporation.

     4. The text of the Third Restated Certificate of Incorporation as amended or supplemented heretofore is further amended hereby to read as herein set forth in full:

          FIRST: The name of the Corporation is BW/IP, INC.

          SECOND: The Corporation's registered office in the State of Delaware is at 30 The Green, in the City of Dover, County of Kent. The name of the registered agent at such address is The Corporation Trust Company.

          THIRD: The nature of the business of the Corporation and its purpose is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

          FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 50 million shares, consisting of 40 million shares of Common Stock, par value $.01 per share (the "Common Stock"), and 10 million shares of preferred stock, par value $.01 per share (the "Preferred Stock").

             (a) Rights and Privileges of the Common Stock. All shares of Common Stock will be identical and will entitle the holders thereof to the same rights and privileges.

             (b) Rights and Privileges of the Preferred Stock. The Preferred Stock may be issued, from time to time, in one or more series as authorized by the Board of Directors. Prior to issuance of a series, the Board of Directors by resolution shall designate that series to distinguish it from other series and classes of stock of the Corporation, shall specify the number of shares to be included in the series, and shall fix the terms, rights, restrictions and qualifications of the shares of the series, including any preferences, voting powers, dividend rights and redemption, sinking fund and conversion rights. Subject to the express terms of any other series of Preferred Stock outstanding at the time, the Board of Directors may increase or decrease the number of shares or alter the designation or classify or reclassify any unissued shares of a particular series of Preferred Stock by fixing or altering in any one or more respects from time to time before issuing the shares any terms, rights, restrictions and qualifications of the shares.

          FIFTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation and for the purpose of creating, defining, limiting and regulating the powers of the Corporation and its directors and stockholders:

             (a) The number of directors of the Corporation shall be fixed and may be altered from time to time in the manner provided in the By-Laws, and vacancies in the Board of Directors and newly created directorships resulting from any increase in the authorized number of directors may be filled, and directors may be removed, as provided in the By-Laws.

             (b) The election of directors may be conducted in any manner approved by the stockholders at the time when the election is held and need not be by ballot.

             (c) All corporate powers and authority of the Corporation (except as at the time otherwise provided by law, by this Third Restated Certificate of Incorporation or by the By-Laws) shall be vested in and exercised by the Board of Directors.

             (d) No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, provided that nothing contained in this Third Restated Certificate of Incorporation shall eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to this Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derives an improper personal benefit.

             (e) The Board of Directors shall have the power without the assent or vote of the stockholders to adopt, amend, alter or repeal the By-Laws of the Corporation, except to the extent that the By-Laws of this Third Restated Certificate of Incorporation otherwise provide.

          SIXTH: The Corporation reserves the right to amend or repeal any provision contained in this Third Restated Certificate of Incorporation in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights herein conferred upon stockholders or directors are granted subject to this reservation.

     5. The provisions of the Corporation's Certificate of Designation of Junior Participating Cumulative Preferred Stock, par value $.01 per share, filed with the Secretary of State of the State of Delaware on July 27, 1993 shall specifically survive the restatement, integration and amendment effected by this Third Restated Certificate of Incorporation and are hereby incorporated by reference and made a part of this Third Restated Certificate of Incorporation as if set out herein at length, mutatis mutandis.

     6. This Third Restated Certificate of Incorporation was duly adopted by the Board of Directors in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

                               BWIP HOLDING, INC.
               PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
           ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 10, 1994

The undersigned hereby appoints John D. Hannesson, John M. Nanos and M. J. Young, and each or any of them, as proxies of the undersigned, with full power of substitution, to represent the undersigned and to vote all shares of the Class A Common Stock of BWIP Holding, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 10, 1994 at 1:30 p.m. at the Hyatt Regency Long Beach Hotel, 200 South Pine Avenue, Long Beach, California, and at any adjournment thereof, upon the matters listed below and, in their discretion, upon such other matters as may properly come before the meeting. The undersigned hereby revokes all proxies heretofore given by the undersigned to vote at the meeting or any adjournment thereof. The proxies appointed hereby may act by a majority of said proxies present at the meeting (or if only one is present, by that one).

The Board of Directors recommends a vote FOR proposals 1, 2, 3 and 4.

1. Election of Directors

/ /  FOR Eugene P. Cross, Alvin L. Dubrow, James J. Gavin, Jr., George D. Leal,     / /  WITHHOLDING AUTHORITY
     H. Jack Meany, James S. Pignatelli, William C. Rusnack, and Peter C. Valli         to vote for all nominees listed
    (except as marked to the contrary below)

(INSTRUCTION: To withhold authority to vote for one or more nominees, print each such nominee's name on the line provided below.)

- --------------------------------------------------------------------------------
2. Ratification of appointment of Price Waterhouse as independent auditors.
            / /  FOR            / /  AGAINST            / /  ABSTAIN
3. Proposal to amend the Second Restated Certificate of Incorporation to change the corporate name.
            / /  FOR            / /  AGAINST            / /  ABSTAIN
4. Proposal to amend the Second Restated Certificate of Incorporation to effect a recapitalization for a single class of common stock.
            / /  FOR            / /  AGAINST            / /  ABSTAIN
                  (Continued and to be signed on reverse side)

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES ON THE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2, 3 AND 4. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

Receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished therewith is hereby acknowledged.

                                              Dated                       , 1994
                                              ----------------------------------
                                                         (Signature)

                                              ----------------------------------
                                                         (Signature)

                                              Please sign exactly as name
                                              appears hereon. Joint owners
                                              should each sign. When signing as
                                              attorney, executor, administrator,
                                              trustee or guardian, give full
                                              title as such. If a corporation,
                                              Please sign in full corporate name
                                              by duly authorized officer. If a
                                              partnership, please sign in full
                                              partnership name by duly
                                              authorized person.

 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.